UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 On February 27, 2019, Relmada Therapeutics, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 29,764,210 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 18,314,149 shares, or approximately 61.5% of the eligible common stock, were present either in person or by proxy.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominee was elected. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individual was elected as a Class I director to hold office for the term described below or until his resignation, or respective successor is elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
Maged Shenouda (Class I, 36 month term)	15,783,531	126,592	28,948	2,375,078

Proposal 2: Marcum LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2019.

For:	18,192,200
Against:	74,631
Abstained:	47,318

Proposal 3: An amendment to the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, to increase the number of shares authorized to issue under the plan by 4.0 million shares was approved.

For:	13,644,050
Against:	2,281,878
Abstained:	13,143
Broker Non-Votes:	2,375,078

Proposal 4: An amendment to the Company’s Articles of Incorporation to increase number of authorized shares of common stock by 100 million shares was approved.

For:	17,393,096
Against:	798,929
Abstained:	122,124
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2019	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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